                                                                    EXHIBIT 11.1



DYNAMEX INC.
CALCULATION OF NET INCOME PER COMMON SHARE
(in thousands except per share data)
(Unaudited)

                                                             Three months ended
                                                                 October 31,
                                                             -------------------
                                                              2000         1999
                                                             ------      -------
Net income                                                   $  498      $   405
                                                             ======      =======

Weighted average common
   shares outstanding                                        10,207       10,207

Common share equivalents related
   to options and warrants                                        3           --
                                                             ------      -------

Common shares and common share
   equivalents                                               10,210       10,207
                                                             ======      =======

Common stock price used under
   treasury stock method                                     $ 1.47      $    --
                                                             ======      =======

Net income (loss) per common share:
   Basic                                                     $ 0.05      $  0.04
                                                             ======      =======

   Diluted                                                   $ 0.05      $  0.04
                                                             ======      =======


On September 16, 1999, the American Stock Exchange suspended trading in the Company's common stock. As a result, the Company is unable to determine the number, if any, of common share equivalents related to options and warrants for the three months ended October 31, 1999.